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                                                                  EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of this 4th day of August, 2000, is by and between Prison Realty Trust, Inc., a Maryland corporation with its principal place of business at 10 Burton Hills Boulevard, Nashville, Tennessee (the "Company"), and John D. Ferguson, a resident of Nashville, Tennessee (the "Executive").

                              W I T N E S S E T H:

        WHEREAS, the Board of Directors of the Company has resolved that it is in the best interest of the Company that the Executive be subject to the terms of an executive employment agreement; and

        WHEREAS the Company and the Executive now desire to enter into this Agreement and set forth the terms and conditions of the Executive's employment.

        NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

        1. Employment. The Executive shall serve as the Chief Executive Officer and President of the Company and such other office or offices to which Executive may be appointed or elected by the Board of Directors, with the Executive's consent, including, but not limited to, Vice Chairman of the Board of Directors. Subject to the provisions of Section 7. hereof, the Company shall use its best efforts to have the Executive elected to the Board of Directors of the Company, and the Executive shall serve in such capacity if elected. Subject to the direction and supervision of the Board of Directors of the Company, the Executive shall perform such duties as are customarily associated with the offices of Chief Executive Officer and President, and such other offices to which Executive may be appointed or elected by the Board of Directors. The Executive's principal base of operations for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company located in Nashville, Tennessee. The Executive agrees to abide by the Company's Charter and Bylaws as in effect from time to time and the direction of its Board of Directors except to the extent such direction would be inconsistent with applicable law or the terms of this Agreement.

        2. Term. Subject to provisions of termination as hereinafter provided, the initial term of the Executive's employment under this Agreement shall begin on the date hereof and shall terminate on December 31, 2002 (the "Initial Term"). Unless the Company notifies the Executive that his employment under this Agreement will not be extended or the Executive notifies the Company that he is not willing to extend his employment, the term of his employment under this Agreement shall automatically be extended for a series of additional one (1) year periods on the same terms and conditions as set forth herein (individually, and collectively, the "Renewal Term").




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        3. Notice of Non-Renewal. If the Company or the Executive elects not to extend the Executive's employment under this Agreement, the electing party shall do so by notifying the other party in writing not less than sixty (60) days prior to the expiration of the Initial Term, or sixty (60) days prior to the expiration of any Renewal Term. If the Company does not elect to extend the Executive's employment under this Agreement, the Executive shall be considered to have been terminated without Cause upon the expiration of his employment, and the Executive will receive the payments and benefits set forth in this Agreement. The Executive's date of termination, for the purposes of this Agreement, shall be the date of the Company's last payment to the Executive.

        4. Compensation.

        4.1. Base Salary. The Company shall pay the Executive an annual salary ("Base Salary") with respect to the Initial Term as follows: (i) for the period beginning on the date of this agreement and ending on December 31, 2000, the Company shall pay the Executive a pro-rated salary based on an annual salary of $350,000; (ii) for the period beginning on January 1, 2001 and ending on December 31, 2001, the Company shall pay the Executive a salary equal to $350,000; and (iii) for the period beginning on January 1, 2002 and ending on December 31, 2002, the Company shall pay the Executive a salary equal to $400,000. The salary payable to the Executive hereunder shall be paid in accordance with the Company's normal payroll practices, but in no event less often than monthly. The annual salary to be paid Executive during the Renewal Term shall be equal to $400,000, or such other amount as may agreed to by the Company and Executive prior to such term. During each year of this Agreement, the Executive's compensation will be reviewed by the Board of Directors of the Company, or such committee or subcommittee to which compensation review has been delegated, and after taking into consideration both the performance of the Company and the personal performance of the Executive, the Board of Directors of the Company, or any such committee or subcommittee, may increase the Executive's compensation to any amount it may deem appropriate.

        4.2. Bonus. The Company shall pay to the Executive a cash bonus with respect to the Company's 2000 fiscal year equal to $75,000, payable on or before January 31, 2001. The Company shall pay to the Executive a cash bonus with respect to the Company's 2001 fiscal year equal to $175,000, payable on or before January 31, 2002. In the event the Company achieves certain financial performance targets as established by the Board of Directors of the Company after consultation with the Executive for the Company's 2001 fiscal year or such other period as the parties mutually agree, the Company shall also pay the Executive a cash bonus equal to $175,000, payable at the earlier of March 31, 2002 and ten (10) days following the confirmation by the Board of Directors of the Company that such targets have been met. The Company shall pay to the Executive a cash bonus hereunder with respect to the Company's 2002 fiscal year equal to $200,000, payable on or before January 31, 2003. In the event the Company achieves certain financial performance targets as established by the Board of Directors of the Company after consultation with the Executive for the Company's 2002 fiscal year or such other period as the parties mutually agree, the Company shall pay to the Executive a cash bonus equal to $200,000, payable at the earlier of March 31, 2003 and ten (10) days following the confirmation by the Board of Directors of the Company that such targets have been met.




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        4.3. Benefits.

        4.3.1. General. The Executive shall be entitled to an annual paid vacation as established by the Board of Directors of the Company. In addition, the Executive shall be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company for salaried employees. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These may include group hospitalization, health, dental care, life or other insurance, tax qualified pension, savings, thrift and profit sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and contingent compensation plans including unit purchase programs and unit option plans. Except as may be provided for in Section 4.3.2. herein, nothing in this Agreement shall preclude the Company from amending or terminating any of the plans or programs applicable to salaried or senior executives as long as such amendment or termination is applicable to all salaried employees or senior executives.

        4.3.2. Life, Health and Disability Insurance. Notwithstanding the benefit provisions of Section 4.3.1. herein, and in addition to the benefit provisions contained therein, the Company agrees to the following:

               (i) To provide and maintain, during the period of the Executive's employment with the Company, and for a period of two (2) years thereafter, health insurance on the Executive and his spouse in such amounts as are customary for or available to executives of the Company; and

               (ii) To provide and maintain, through insurance or on its own account, coverage for the Executive, relating to illness or incapacity resulting in the Executive being unable to perform his services, that will provide payment of the Executive full salary and benefits for one
        (1) year. To the extent that payments are received from any worker's compensation or other Company paid plans, the Company's obligations will be reduced by amounts so received.

With respect to the Company's obligations under this Section 4.3.2, the Company agrees to waive any and all provisions relating to any pre-existing conditions of the Executive and any waiting period that may be required under the terms of the Company's health insurance plan or policy with respect to the coverage of the Executive thereunder.

        4.4. Expenses Incurred in Performance of Duties. The Company shall promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties under this Agreement upon evidence of receipt.




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        4.5. Withholdings. All compensation payable hereunder shall be subject to withholding for federal income taxes, FICA and all other applicable federal, state and local withholding requirements.

        4.6 Options to Purchase Stock/SARs. Upon execution of this Agreement, the Company shall grant to the Executive an option to purchase up to 1,000,000 shares of common stock, $.01 par value per share, of the Company, having an exercise price equal to $2.38 per share. The option to purchase 500,000 of the shares shall vest immediately upon the execution of this Agreement, with the option to purchase 500,000 shares vesting upon the first anniversary hereof. Executive shall also be entitled to receive upon execution of this Agreement an option to purchase: (i) 500,000 shares of common stock of the Company, having an exercise price equal to $5.00 per share, with such option vesting upon the second anniversary hereof; and (ii) 500,000 shares of the Company's common stock having an exercise price of $7.50 per share, with such option vesting on the third anniversary hereof. The terms and conditions of the options shall be set forth in an option agreement in form substantially similar to that attached hereto as Exhibit A (the "Option Agreement").

        In the event the stockholders of the Company shall fail to approve the grant of options or warrants or any amendment to the stock option plan authorizing such grant thereunder (the "Plan") as described above on or before December 31, 2000, the Company shall, on or before December 31, 2000, in lieu of the grant of options, in the event such grant has not occurred, or in consideration for the cancellation thereof if such grant has occurred, grant the Executive 2,000,0000 stock appreciation rights (each, a "SAR" and, collectively, the "SARs"). The SARs shall vest twenty-five percent (25%) upon the execution of this Agreement, twenty-five percent (25%) upon the first anniversary hereof, twenty-five percent (25%) upon the second anniversary hereof and twenty-five percent (25%) upon the third anniversary hereof and shall be exercisable for a period of ten (10) years after the date hereof. The exercise price shall be $2.38 per share for the first and second tranche of SARs that vests, $5.00 per share for the third tranche of SARs that vests and $7.50 per share for the fourth tranche of SARs that vests. The SARs shall otherwise have the same terms and conditions, including acceleration of vesting in certain events, as applies to the options.

        Thereafter during the term, the Executive shall be eligible to participate in the Plan or, to the extent more favorable to the Executive, other equity plan or plans established by the Board of Directors of the Company for the Company's senior executive officers, as the same may be amended from time to time (provided that no such amendment shall materially diminish the benefits to Executive thereunder), as and to the extent other senior executive officers participate in the same.

        5. Termination of Agreement.

        5.1. Termination of Agreement Upon Death of Executive.

        5.1.1. General. The Company may terminate this Agreement without any further obligation (except as provided in this Section 5.1.1.) to the Executive on the death of the Executive. In the event of the Executive's death during the course of his employment hereunder, the Executive's Base





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Salary shall continue to be paid to the Executive's estate or the Executive for a period of one (1) year from the date of death or Disability. Nothing in this
Section 5.1.1. is intended to effect the entitlement of the Executive or his estate to any payments or benefits to which he or it would otherwise be entitled under any other Company plan or program.

        5.1.2. Salary, Bonus and Options. If the Executive's employment shall be terminated because of the Executive's death, the Executive's estate or designated beneficiaries shall, as soon as practicable: (A) the actual bonus, if any, he would have received in respect of the fiscal year in which his death occurs, prorated by a fraction, the numerator of which is the number of days of the fiscal year until his death and the denominator of which is 365, payable at the same time as such bonus would be paid to him under the term of this Agreement and (B) accrued but unpaid Base Salary through the date of Executive's death and any additional payments under applicable plans or programs to which the Executive's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs (collectively, the "Accrued Rights"). In addition, the Executive's estate or designated beneficiaries shall, in accordance with any agreement relating to such options, have the right to exercise any vested, but unexercised, options to purchase shares of the Company's common stock or other equity securities of the Company for the duration of such options' terms. Any unexercised and any non-vested options to purchase shares of common stock or other equity securities of the Company previously granted to Executive shall be forfeited by the Executive.

        5.2. Termination of Agreement Upon Disability of Executive.

        5.2.1. General. The Company may terminate this Agreement without any further obligation (except as provided in this Section 5.2.1.) to the Executive on the Disability of the Executive. In the event of the Executive's Disability during the course of his employment hereunder, the Executive's Base Salary shall continue to be paid to the Executive for a period of one (1) year from the date of Disability. Nothing in this Section 5.2.1. is intended to affect the entitlement of the Executive or his estate to any payments or benefits to which he or it would otherwise be entitled under any other Company plan or program.

        5.2.2. Salary, Bonus and Options. If the Executive's employment shall be terminated because of the Executive's Disability, the Company shall pay to the Executive, as soon as practicable his Accrued Rights. In addition, the Executive shall, in accordance with any agreement relating to such options, have the right to exercise any vested, but unexercised, options to purchase shares of the Company's common stock or other equity securities of the Company for the duration of such options' terms. Any unexercised and any non-vested options to purchase shares of common stock or other equity securities of the Company previously granted to Executive shall be forfeited by the Executive.

        5.2.3. Definition of Disability. For purposes of this Agreement, "Disability" shall mean the Executive's absence from performance of his assigned duties for the Company on a full-time basis for six (6) consecutive calendar months as a result of incapacity due to medically documented physical or mental illness and which, in the opinion of a physician mutually acceptable to the




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Company and the Executive or the Executive's legal representative, makes it impossible for the Executive to perform his duties and responsibilities under this Agreement.

        5.3. Termination for Cause.

        5.3.1. General. During the term of this Agreement, the Company may, at any time and in its sole discretion, terminate this Agreement for Cause (as hereinafter defined), effective as of the date of provision of written notice to the Executive thereof. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive, and an opportunity for the Executive, together with counsel of his choice, to be heard before the Board of Directors of the Company), finding that the Executive was, in the good faith opinion of the Board of Directors of the Company, guilty of conduct set forth in Section
5.3.3. hereof and specifying the particulars thereof in reasonable detail.

        5.3.2. Salary, Bonus and Options. If the Executive's employment shall be terminated for Cause: (i) the Company shall pay the Executive his Base Salary earned through the date of termination of the Executive's employment with the Company (the "Termination Date"); (ii) the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by law; and (iii) any unexercised and any non-vested options to purchase shares of common stock or other equity securities of the Company previously granted to Executive shall be forfeited by the Executive.

        5.3.3. Definition of "Cause". For purposes of this Agreement, "Cause" shall mean: (i) conviction of a felony or of a crime involving misappropriation or embezzlement; (ii) willful and material wrongdoing by the Executive, including, but not limited to, acts of dishonesty or fraud, which have a material adverse effect on the Company or any of its subsidiaries; (iii) repeated material failure of the Executive to follow the direction of the Company and its Board of Directors regarding the material duties of employment; or (iv) material breach by the Executive of a material obligation under this Agreement and failure to cure such breach within thirty (30) days after being given written notice of such breach by the Company.

        5.4. Termination Without Cause or Resignation for Good Reason.

        5.4.1. General. The Company has the right to terminate the Executive's employment, without Cause, effective as of the date of provision of written notice to the Executive thereof. In addition, the Executive may resign for Good Reason, as defined herein, effective as of the date of provision of written notice to the Company thereof.




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        5.4.2. Effect of Termination Without Cause or Resignation for Good
Reason. In the event the Executive is terminated without Cause by the Company or in the event the Executive resigns for Good Reason, the Company shall pay to the Executive, as soon as practicable, his Accrued Rights. The Company shall also pay the Executive an amount equal to two (2) times the Executive's Base Salary, based upon the annual rate payable as of the date of termination, without any cost of living adjustments, payable on a monthly basis for a period of two (2) years from the date of termination or resignation, unless such termination occurs within the two (2) year period following a Change of Control (as defined in Section 5.5.3. herein), in which case the Company shall pay the Executive his Accrued Rights as soon as is practicable and shall also pay Executive the Change of Control Severance (as defined in Section 5.5.2. herein) within sixty (60) days of the termination of Executive's employment. The Company's obligation to make the payments set forth in this Section 5.4.2. shall be unconditional, and the Executive shall not be required to mitigate the amount of any payment provided for in this Section 5.4.2. In addition:

               (i) the Executive shall continue to be covered, for the two (2) year period, under medical, health, life and disability insurance plans of the Company.

               (ii) the Executive shall, in accordance with any agreement relating to such options, have the right to exercise any vested, but unexercised, options to purchase shares of the Company's common stock or other equity securities of the Company for the duration of such options' terms. Any unexercised and any non-vested options to purchase shares of common stock or other equity securities of the Company previously granted to Executive shall be forfeited by the Executive.

        5.4.3. Definition of "Good Reason". For the purposes of this Agreement, "Good Reason" shall mean: (i) removal from the offices which Executive holds,
(ii) the assignment to Executive of any duties inconsistent with Executive's position, authority, duties or responsibilities as contemplated by Section 1. hereof, any adverse change in Executive's reporting responsibilities, or any action by Company that results in a diminution in such position, authority, duties or responsibilities, but excluding for these purposes an isolated and insubstantial action not taken in bad faith and which is remedied by Company promptly after receipt of notice thereof given by Executive, (iii) any diminution in Executive's compensation in violation of this Agreement, (iv) the relocation, without the consent of Executive, of Company's principal executive offices or the offices of Executive to a location more than forty (40) miles from Nashville, Tennessee, or (v) if Company or its affiliates materially breaches this Agreement or materially breaches any other agreement between Executive and Company or its Affiliates, including the Option Agreement, and fails to cure such breach within thirty (30) days of its receipt of written notice from Executive specifying the breach.



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        5.5. Resignation by Executive in the Event of a Change of Control.

        5.5.1. General. The Executive shall be entitled to resign his employment with the Company in the event of a Change of Control of the Company pursuant to this Section 5.5. at any time within six (6) months following the occurrence of a Change of Control. The fact that the Executive may choose not to resign his employment in the event of a Change of Control shall in no way affect the Executive's right to do so upon the occurrence of a subsequent transaction or event which constitutes a Change of Control of the Company.

        5.5.2. Effect of Resignation in the Event of a Change of Control. In the event the Executive resigns in connection with a Change of Control of the Company, the Company shall pay to the Executive his Accrued Rights. The Company shall also pay the Executive, a one-time payment to be paid within sixty (60) days of Executive's resignation, an amount equal to three (3) times the Executive's Base Salary, based upon the annual rate payable as of the date of termination, without any cost of living adjustments (the "Change of Control Severance"). The Company's obligation to make the payments set forth in this
Section 5.5.2. shall be unconditional, and the Executive shall not be required to mitigate the amount of any payment provided for in this Section 5.5.2. In addition:

               (i) the Executive shall continue to be covered, for the two (2) year period, under medical, health, life and disability insurance plans of the Company.

               (ii) all options (whether vested or un-vested) to purchase shares of common stock or other equity securities of the Company previously granted by the Company to the Executive shall become immediately exerciseable for the duration of such options' terms.

        5.5.3. Definition of a "Change of Control". "Change of Control" shall mean the occurrence of any of the following events:

               (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for the purpose of this section, any such acquisition by (A) the Company or any of its subsidiaries, (B) any employee benefit plan (or related trust) or (C) any corporation with respect to which, following such acquisition, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or




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               (ii) the stockholders of the Company approve a merger or
        consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (iii) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (iv) any event which the Board of Directors determines should constitute a Change in Control;

provided, however, that, notwithstanding the foregoing, the merger of the Company and/or its subsidiaries with CCA, and the completion of the transactions contemplated thereby, including the restructuring of the Company's board of directors, all as described in the Company's proxy statement dated July 31, 2000, as filed with the U.S. Securities and Exchange Commission on such date, as may be supplemented from time to time, regarding the restructuring of the Company, shall not constitute a Change in Control for the purpose of this Agreement.

        5.6. Resignation by Executive Other than in the Event of a Change of Control or for Good Reason.

        5.6.1. General. The Executive shall be entitled to resign his employment with the Company other than in the event of a Change of Control and for Good Reason and for any reason at any time pursuant to this Section 5.6.

        5.6.2. Effect of Resignation Other than in the Event of a Change of Control or for Good Reason. If the Executive resigns from his employment for any reason other than in the event of a Change of Control or for Good Reason: (i) the Company shall pay the Executive his Base Salary earned through the date of termination of the Executive's employment with the Company (the "Termination Date"); (ii) the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by law; and (iii) any unexercised options and any non-vested options to purchase shares of common stock or other equity securities of the Company previously granted to Executive shall be forfeited by the Executive.

        6. Non-Competition, Non-Solicitation and Confidentiality and Non-Disclosure

        6.1. Non-Competition, Non-Solicitation. Executive hereby covenants and agrees that during term of the Executive's employment hereunder and for a period of one (1) year thereafter, Executive shall not, directly or indirectly: (i) own any interest in, operate, join, control or participate




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as a partner, director, principal, officer or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity (each a "Competing Entity") which has material operations which compete with any business in which the Company is then engaged; (ii) solicit any customer or client of the Company with respect to any business in which the Company is then engaged (other than on behalf of the Company); or (iii) induce or encourage any employee of the Company to leave the employ of the Company; provided, that Executive may, solely as an investment, hold not more than five percent (5%) of the combined voting securities of any publicly-traded corporation or other business entity. The foregoing covenants and agreements of Executive are referred to herein as the "Restrictive Covenant." Executive acknowledges that he has carefully read and considered the provisions of the Restrictive Covenant and, having done so, agrees that the restrictions set forth in this Section 6.1., including without limitation the time period of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business and economic interests of the Company. Executive further acknowledges that the Company would not have entered into this Agreement or agreed to grant Executive the options to purchase shares of the Company stock under Section 4.6. herein absent Executive's agreement to the foregoing.

        In the event that, notwithstanding the foregoing, any of the provisions of this Section 6.1. or any parts hereof shall be held to be invalid or unenforceable, the remaining provisions or parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included herein. In the event that any provision of this Section 6.1. relating to the time period and/or the area of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or area of restriction and/or related aspects deemed reasonable and enforceable by such court shall become and thereafter be the maximum restrictions in such regard, and the provisions of the Restrictive Covenant shall remain enforceable to the fullest extent deemed reasonable by such court.

        6.2 Confidentiality and Non-Disclosure. In consideration of the rights granted to the Executive hereunder, the Executive hereby agrees that during the term of this Agreement and for a period of one (1) year thereafter to hold in confidence all information concerning the Company or its business, including, but not limited to contract terms, financial information, operating data, or business plans or models, whether for existing, new or developing businesses, and any other proprietary information (hereinafter, collectively referred to as the "Proprietary Information"), whether communicated orally or in documentary or other tangible form. The parties to this Agreement recognize that the Company has invested considerable amounts of time and money in attaining and developing all of the information described above, and any unauthorized disclosure or release of such Proprietary Information in any form would irreparably harm the Company.

        7. Attendance at Board Meeting; Election to Board. For so long as the Executive shall serve as the Chief Executive Officer of the Company, Executive shall have the right to attend and to be heard at all meetings of the Board of Directors (or meetings of any committees of the Board of Directors) of the Company in a nonvoting capacity, to receive notice of such meetings, and to receive the information provided by the Company to the Board of Directors. Pursuant to the



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obligations of the Company under Section 1 hereof, the Company shall use its reasonable best efforts to have the Board of Directors nominate Executive for election to the Board of Directors by the stockholders of the Company on an annual basis, or at such other time as appropriate given the term of the Executive's election to the Board, during the term of this Agreement.

        8. Tax Reimbursement Payment.

               (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by or on behalf of the Company to or for the benefit of Executive as a result of a change in control, as defined in Section 280G of the Internal Revenue Code (the "Code"), (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, a "Payment") would be subject to the excise tax imposed by
        Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax together with any such interest and penalties are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (ii) Subject to the provisions of subsection (iii) below, all determinations required to be made under this Section 8., including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm or law firm selected by the Executive, subject to the consent of the Company, which consent shall not be unreasonably withheld (the "Tax Firm"); provided, however, that the Tax Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to Executive a written opinion (the "Tax Opinion") that failure to pay the Excise Tax and to report the Excise Tax and the payments potentially subject thereto on or with Executive's applicable federal income tax return will not result in the imposition of an accuracy-related or other penalty on Executive. All fees and expenses of the Tax Firm shall be borne solely by the Company. Within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company, the Tax Firm shall make all determinations required under this Section 8., shall provide to the Company and Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Tax Firm determines that no Excise Tax is payable, shall deliver the Tax Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Section 8., shall be paid by the Company to Executive within fifteen (15) days of the receipt of the Tax Firm's determination. Subject to the other provisions of this Section 8., any determination by the Tax Firm shall be binding upon the Company and the Executive; provided, however, that the Executive shall only be bound to the extent that the determinations of the Tax Firm hereunder, including the determinations made in the Tax Opinion, are reasonable and reasonably supported by applicable law. The parties acknowledge, however, that as a result of the uncertainty in the application of
        Section 4999 of the Code at the time of the initial determination by the Tax Firm hereunder or as a result of a contrary determination by the Internal Revenue Service, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in subsection (iii) below that the Executive is required to make a payment of any Excise Tax, the Tax Firm shall reasonably determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In determining the reasonableness of the Tax Firm's determinations hereunder and the effect thereof, the Executive shall be provided a reasonable opportunity to review such determinations with the Tax Firm and the Executive's tax counsel. The Tax Firm's determinations hereunder, and the Tax Opinion, shall not be deemed reasonable until the Executive's reasonable objections and comments thereto have been satisfactorily accommodated by the Tax Firm.

               (iii) The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than thirty (30) calendar days after Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided however, that the failure of Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Section
        8. except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. The Executive shall not, unless otherwise required by the Internal Revenue Service, pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such 30-day period that it desires to contest such claim, the Executive shall:

                       (1) give the Company and information reasonably requested
               by the Company relating to such claim;

                       (2) take such action in connection with contesting such
               claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Executive;

                       (3) cooperate with the Company in good faith in order
               effectively to contest such claim; and

                       (4) if the Company elects not to assume and control the
               defense of such claim, permit the Company to participate in any proceedings relating to such claim;

        provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this subsection (iii), the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statue of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 8., the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of subsection (iii) above) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection (iii) above, a determination is made that the Executive is not entitled to a refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall, to the extent of such denial, be forgiven and shall not be required to be repaid and the amount of forgiven advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        9. Indemnification. The Company shall indemnify the Executive to the fullest extent that would be permitted by law (including a payment of expenses in advance of final disposition of a proceeding) as in effect at the time of the subject act or omission, or by the Charter or Bylaws of the Company as in effect at such time, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its officers or, during the Executive's service in such capacity, directors (and to the extent the Company maintains such an insurance policy or policies, in accordance with its or their terms to the maximum extent of the coverage available for any company officer or director); against all costs, charges and expenses whatsoever incurred or sustained by the Executive (including but not limited to any judgement entered by a court of law) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which the Executive may be made a party by reason of his being or having been an officer or employee of the Company, or serving as a director, officer or employee of an affiliate of the Company, at the request of the Company, other than any action, suit or proceeding brought against the Executive by or on account of his breach of the provisions of any employment agreement with a third party that has not been disclosed by the Executive of the Company.

        10. Expenses Incurred in Negotiation and Preparation of Agreement. The Company shall reimburse Executive for one half (50%) of his reasonable and documented legal fees and expenses incurred by Executive in connection with the negotiation of the terms of his employment with the Company and the preparation of all agreements in connection therewith.

        11. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be delivered personally, transmitted by facsimile or mailed by registered mail, return receipt requested, or delivered by overnight courier service and shall be deemed to have been given on the date of its delivery, if delivered, and on the third (3rd) full business day following the date of the mailing, if mailed, to each of the parties thereto at the following respective addresses or such other address as may be specified in any notice delivered or mailed as above provided:

                       (i)    If to the Executive, to:

                              John D. Ferguson
                              3818 West End Avenue, #104
                              Nashville, Tennessee 37205

                       (ii) If to the Company, to:

                            Prison Realty Trust, Inc.
                            10 Burton Hills Boulevard
                            Nashville, Tennessee 37215
                            Attention: Chairman of the Board of Directors
                            Facsimile: (615) 263-3010

        12. Waiver of Breach. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

        13. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive acknowledges that the services to be rendered by him are unique and personal, and the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

        14. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

        15. Controlling Law. This Agreement shall be governed and interpreted under the laws of the State of Tennessee.

        16. Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                           [signature page to follow]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.



                                       EXECUTIVE:


                                       John D. Ferguson


                                       /s/ John D. Ferguson
                                       -------------------------------------


                                       COMPANY:

                                       Prison Realty Trust, Inc.

                                       By: /s/ Thomas W. Beasley
                                          ------------------------------------

                                       Title: Chairman of the Board of Directors
                                              ----------------------------------

                                    EXHIBIT A

                            Form of Option Agreement

                                OPTION AGREEMENT

        This OPTION AGREEMENT (the "Agreement"), is made this 4th of August 2000, by and between Prison Realty Trust, Inc., a Maryland corporation (the "Company"), and John D. Ferguson, a resident of Nashville, Tennessee ("Optionee").

                                   WITNESSETH:

        WHEREAS, the Company has engaged Optionee as its Chief Executive Officer and President on the terms and conditions set forth in that certain Employment Agreement, dated August 4, 2000, between the Company and Optionee (the "Employment Agreement");

        WHEREAS, pursuant to the Employment Agreement, the Company agreed to grant to Optionee options to purchase up to an aggregate of 2,000,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock");

        WHEREAS, the Company has adopted the 1997 CCA Prison Realty Trust Share Incentive Plan (the "Plan"), a plan previously adopted and administered by a predecessor to the Company;

        WHEREAS, the Board of Directors of the Company has amended the Plan to provide for the grant of the Options, as hereinafter defined (the "Amendment"); and

        WHEREAS, the Company and Optionee desire to set forth herein the terms and conditions of such options.

        NOW THEREFORE, for and in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Optionee do hereby agree as follows:

        1. Grant of Option. Upon and subject to the terms, restrictions, limitations and conditions set forth herein, the Company hereby grants to Optionee the options described below (collectively, the "Options") to purchase shares of Common Stock (collectively, the "Option Shares"):

               (i) an option to purchase up to 1,000,000 shares of Common Stock at an exercise price of $2.38 per share, one-half (1/2) of which shall vest and become exercisable immediately upon the execution of this Agreement and one-half (1/2) of which shall vest and become exercisable on the first anniversary of this Agreement;

               (ii) an option to purchase up to 500,000 shares of Common Stock at an exercise price of $5.00 per share, all of which shall vest and become exercisable on the second anniversary of this Agreement; and

               (iii) an option to purchase up to 500,000 shares of Common Stock at an exercise price of $7.50 per share, all of which shall vest and become exercisable on the third anniversary of this Agreement.

        2. Exercise. Subject to earlier termination pursuant to Section 4 below, Optionee (or in the event of Optionee's death during the term of the Options, the personal representative of the Optionee's estate) shall have the right to exercise such the Options at any time and from time to time following the vesting of such Options and prior to the tenth (10th) anniversary of this Agreement (the "Option Period").

        3. Method of Exercise. The Options may be exercised, whole or in part, by Optionee's giving written notice of exercise to the Company specifying the number of Option Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in immediately available funds. In the sole discretion of the Company, payment may also be made in the form of an option to purchase Common Stock or unrestricted shares of Common Stock already owned by Optionee (based in each case on the fair market value of the Common Stock option or shares of Common Stock option or shares of Common Stock on the date the Options are exercised, as determined in good faith by the Board of Directors of the Company). No Option Shares shall be issued until full payment therefor has been made.

        4. Termination of Employment. In the event Optionee's employment with the Company is terminated pursuant to the terms of the Employment Agreement, the vesting and exercise of the Options shall be as follows:

               (i) If Optionee's employment shall be terminated because of Optionee's death, Optionee's estate or designated beneficiaries shall have the right to exercise any vested, but unexercised, Options outstanding on the date of such termination for the balance of such Options' term. In addition, Optionee shall become immediately vested in any non-vested Options outstanding on the date of such termination that are scheduled to vest within one (1) year from the date of such termination, and the Optionee's estate or designated beneficiaries shall have the right to exercise any such Options for the balance of such Options' term. All non-vested Options shall be forfeited immediately by the Optionee.

               (ii) If Optionee's employment shall be terminated because of the Optionee's Disability (as determined under the Employment Agreement), Optionee or his legal representative shall have the right to exercise any vested, but unexercised, Options outstanding on the date of such termination for the balance of such Options' term. In addition, Optionee shall become immediately vested in any non-vested Options outstanding on the date of such termination that are scheduled to vest within one (1) year from the date of such termination, and the Optionee or his legal representative shall have the right to exercise any such Options for the balance of such Options' term. All non-vested Options shall be forfeited immediately by the Optionee.

               (iii) If Optionee's employment shall be terminated for Cause (as determined under the Employment Agreement), all unexercised and all non-vested Options outstanding on the date of such termination shall be immediately forfeited by Optionee.

               (iv) If Optionee's employment shall be terminated without Cause or if Optionee resigns for Good Reason (each as determined under the Employment Agreement), Optionee shall have the right to exercise any vested, but unexercised, Options outstanding on the date of such termination for the balance of such Options' term. In addition, Optionee shall become immediately vested in any non-vested Options that are scheduled to vest within one (1) year from the date of such termination, and the Optionee shall have the right to exercise any such Options for the balance of such Options' term. All non-vested Options shall be forfeited immediately by the Optionee.

               (v) If Optionee resigns in connection with a Change of Control of the Company (as determined under the Employment Agreement), any non-vested Options outstanding on the date of such resignation shall vest in full and shall become immediately exercisable, and Optionee shall have the right to exercise any unexercised Options for the balance of such Options' term.

               (vi) If Optionee resigns (election not to renew Executive's employment under the Employment Agreement shall not be considered a resignation) from his employment for any reason other than in connection with a Change of Control or for Good Reason (each as determined under the Employment Agreement), any unexercised Options and any non-vested Options outstanding on the date of such resignation shall be immediately forfeited by Optionee.

        5. Transferability. The Option shall not be transferable, except (a) by will or the laws of descent and distribution, or (b) by Optionee to (i) the spouse, children or grandchildren of Optionee ("Immediate Family Members"), or
(ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, provided that (y) there may be no consideration for any such transfer, and (z) subsequent transfers of the Option shall be prohibited except in accordance with this Section 5. Following transfer, any transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Agreement, except for the provisions herein regarding the employment of Optionee with the Company and the effect of the termination of the Optionee's employment with the Company on the terms of the Options, the term "Optionee" shall be deemed to refer to the transferee. Notwithstanding the provisions of this Section 5, Optionee may not transfer an Option unless the transferee executes such agreements or other documents (if any) as the Company in its discretion deems appropriate or advisable.

        6. Stockholder Approval. The amendment of the Plan pursuant to which these Options are granted is conditioned upon and subject to the approval of the stockholders of the Company (the "Stockholders"). The Company shall use its reasonable best efforts to have the Amendment approved by the Stockholders at the 2000 Annual Meeting of Stockholders scheduled to held in November or December 2000, or at such other meeting of Stockholders as the parties may agree, each called in accordance with applicable law and the Bylaws of the Company.

        7. Adjustments to Option Shares. The exercise price of the Options (the "Exercise Price"), and the number of Option Shares are subject to adjustment from time to time upon the occurrence of the events enumerated below; provided, however, that the transactions currently contemplated by the Company, including
(i) the merger of the Company an/or its subsidiaries with Corrections Corporation of America, a Tennessee corporation, and the issuance of shares in connection therewith, (ii) the issuance of shares of the Company's equity securities in satisfaction of its distribution requirements with respect to its election and qualification as a real estate investment trust, or REIT, for federal income tax purposes for its 1999 taxable year, (iii) the issuance of the Company's equity securities as part of any settlement of any outstanding stockholder litigation against the Company and/or its directors and officers, or
(iv) the commencement of a rights offering in satisfaction of the terms of the Company's senior secured indebtedness shall not require any adjustment to the number of Option Shares or the Exercise Price thereof:

               (a) In case the Company shall at any time after August 4, 2000:
(i) declare a dividend on its capital stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class),
(ii) subdivide the outstanding common stock, (iii) combine the outstanding common stock into a smaller number of shares, or (iv) engage in any other recapitalization, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, reclassification or recapitalization, shall be proportionately adjusted so that the holder of the Options exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Options had been exercised immediately prior to such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed above shall occur and notice of same shall be promptly provided by the Company to the registered holder accompanied by the appropriately converted numbers of Options and Option Shares.

               (b) In case the Company shall fix a record date for the making of a distribution to all holders of common stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in common stock) or subscription rights or options, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which (i) the numerator shall be the current market price per share of Common Stock (as defined in Section(c) below), on such record date, less the fair market value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or options applicable to one share of Common Stock, and of which (ii) the denominator shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Option Shares issued upon any exercise of Options prior to the date such adjustment is made.

               (c) For the purpose of any computation under Section (b) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days immediately preceding the date of determination. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers ("NASD") or similar organization if the NASD is no longer reporting such information, or, if not so available, the fair market price.

               (d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this Section (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (e) In the event that at any time, as a result of an adjustment made pursuant to Section (a) above the holder of the Options thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of the Options shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock purchasable pursuant to this Options as determined by the Company.

               (f) Upon each adjustment of the Exercise Price as a result of the calculations made in Section (a) or (b) above, the Options outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Option Shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of Option Shares purchasable upon exercise of the Options immediately prior to such adjustment of the number of Option Shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

               (g) In case of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of the consolidation of the Company with or the merger of the Company with any other corporation or association (other than a consolidation or merger in which (i) the Company is the continuing corporation and (ii) the holders of the Company's Common Stock immediately prior to such merger or consolidation continue as holders of Common Stock after such merger or consolidation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or association, the Options shall after such reorganization, reclassification, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or property to which a holder of the number of Options Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Options would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this option certificate with respect to the rights and interests thereafter of the holder of the Options shall be appropriately adjusted by the Company so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Options. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section (g). The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or association (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets or other appropriate entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Options such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Agreement. No fractional shares will be issued upon the exercise of rights to purchase hereunder.

        8. Registration of Option Shares. To the extent allowed by law and under the rules of the U.S. Securities and Exchange Commission, and to the extent available to the Company, the Option Shares shall be subject to an effective registration statement on Form S-8 or such other similar "short-form" registration statement at the time of the Options' exercise and the issuance of such shares by the Company.

        9. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Tennessee; provided, however, the Options may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which Optionee resides, and/or any other applicable securities laws.

        10. Successors. This Agreement shall be binding upon and inure to the benefits of the heirs, legal representatives, successors and permitted assigns of the parties.

        11. Notice. Any notice required or desired to be given under this Agreement shall be in writing and shall be delivered personally, transmitted by facsimile or mailed by registered mail, return receipt requested, or delivered by overnight courier service and shall be deemed to have been given on the date of its delivery, if delivered, and on the third (3rd) full business day following the date of the mailing, if mailed, to each of the parties thereto at the following respective addresses or such other address as may be specified in any notice delivered or mailed as above provided:

                       (i)    If to the Optionee, to:

                              John D. Ferguson
                              3818 West End Avenue, #104
                              Nashville, Tennessee 37205

                       (ii)   If to the Company, to:

                              Prison Realty Trust, Inc.
                              10 Burton Hills Boulevard
                              Nashville, Tennessee 37215
                              Attention: Chief Financial Officer
                              Facsimile: (615) 263-3010

        12. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

        13. Entire Agreement. This instrument, together with the provisions contained in the Employment Agreement with respect to the Options, contain the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement may be executed in two or more counterparts, each of which shall be deemed and original but all of which shall constitute one and the same instrument.

        14. Violation. Any transfer, pledge, sale, assignment, or hypothecation of any of the Options or any of the Option Shares subject thereto, other than as specifically permitted by the terms of this Agreement, shall be a violation of the terms of this Agreement and shall be void and without effect.

        15. Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        16. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.




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


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.



                                   PRISON REALTY TRUST, INC.


                                   By:
                                      ------------------------------------------

                                   Title:
                                         ---------------------------------------


                                   OPTIONEE:



                                   ---------------------------------------------
                                   John D. Ferguson





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